Exhibit 99.1

CONTACT:
Robert Travis	Scott Larson
Investor Relations	Press Inquiries
Sycamore Networks, Inc.	Sycamore Networks, Inc.
978-250-3432	978-250-3433
bob.travis@sycamorenet.com	scott.larson@sycamorenet.com

SYCAMORE NETWORKS, INC. REPORTS FIRST QUARTER FISCAL YEAR

2011 FINANCIAL RESULTS

BOARD OF DIRECTORS APPROVES CASH DISTRIBUTION

CHELMSFORD, Mass., December 1, 2010 – Sycamore Networks, Inc. (NASDAQ: SCMR) today reported its results for the first quarter of fiscal 2011 ended October 30, 2010, and also announced a cash distribution of $6.50 per share of its common stock.

Revenue for the first quarter of fiscal 2011 was $11.7 million, compared with $15.6 million for the first quarter of fiscal 2010. Net loss for the first quarter of fiscal 2011, on a generally accepted accounting principles (“GAAP”) basis, was $6.5 million, or $0.23 per share, compared with a GAAP net loss of $10.4 million, or $0.37 per share for the first quarter of fiscal 2010.

Non-GAAP net loss for the first quarter of fiscal 2011 was $5.6 million, or $0.20 per share, compared with non-GAAP net loss of $3.2 million, or $0.11 per share for the first quarter of fiscal 2010. The reconciliation between net loss on a GAAP basis and net loss on a non-GAAP basis is provided in a table immediately following the Unaudited Non-GAAP Consolidated Statements of Operations included with this release.

In addition, on November 30, 2010 the Board of Directors of Sycamore Networks, Inc. approved a cash distribution of $6.50 per share of common stock. The cash distribution will be paid on December 22, 2010 to stockholders of record as of December 13, 2010.

“Our first quarter results reflect the fluctuations associated with the project-oriented nature of our bandwidth management business,” said Daniel E. Smith, president and chief executive officer. “We continue to make progress on many fronts, including IQstream®, our mobile broadband optimization solution. We have also taken important actions associated with the capital structure of the company in the form of a cash distribution, which we believe will deliver value to our stockholders. The company maintains significant financial resources to fund our current business operations and to continue investing in IQstream.”

Additional information concerning the cash distribution can be found in the Investor Relations section of Sycamore’s web site, www.sycamorenet.com.

About Sycamore Networks

Sycamore Networks, Inc. (NASDAQ: SCMR) develops and markets intelligent bandwidth management solutions for fixed line and mobile network operators worldwide. We also develop and market a mobile broadband solution designed to help mobile operators reduce congestion in mobile access networks. Sycamore products enable network operators to lower overall network costs, increase operational efficiencies, and rapidly deploy new revenue-generating services. Sycamore’s global customer base includes Tier 1 service providers, government agencies, and utility companies. For more information, please visit www.sycamorenet.com.

Use of Non-GAAP Financial Measures

The Company provides non-GAAP financial data in addition to providing financial results in accordance with generally accepted accounting principles (GAAP). These measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. The Company believes that the items excluded from the non-GAAP results have one or more of the following characteristics: their magnitude and timing is largely outside of the Company’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual, and the Company does not expect them to occur in the ordinary course of business; or they are non-operational, non-cash expenses involving stock option grants.

The non-GAAP financial data is provided to enhance the reader’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expense and income items that the Company believes are not indicative of the Company’s core operating results. In addition, since the Company has historically reported non-GAAP results to the investment community, the Company believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The non-GAAP financial data should be considered in addition to, not as a substitute for or a more appropriate indicator of, operating results, cash flows, or other measures of financial performance prepared in accordance with GAAP.

We wish to caution you that certain matters discussed in this news release may constitute forward-looking statements regarding future events that involve risks and uncertainties. Risks and uncertainties in the Company’s business include, but are not limited to, reliance on a limited number of customers; industry pricing pressures; the Company’s decision to focus future development efforts on mobile broadband opportunities; the high cost of product development and keeping pace with evolving features and technologies desired by customers; unexpected difficulties in developing and marketing new mobile broadband products and the inability of new products to achieve market acceptance or to function as expected; the consolidation of both suppliers and customers in the telecommunications marketplace; and general economic conditions. Certain additional risks are set forth in more detail in the section entitled “Risk Factors” in the Company’s reports filed on Forms 10-Q and 10-K with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Sycamore Networks, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	October 30, 2010	July 31, 2010
Assets

Current assets:
Cash and cash equivalents	$208,845	$104,416
Short-term investments	385,772	450,722
Accounts receivable, net	6,474	14,168
Inventories	10,577	11,175
Prepaids and other current assets	1,511	1,873

Total current assets	613,179	582,354

Property and equipment, net	5,656	6,569
Long-term investments	43,208	81,739
Other assets	364	358

Total Assets	$662,407	$671,020

Liabilities and Stockholders’ Equity

Current liabilities:
Deferred revenue	$8,252	$10,930
Other current liabilities	9,232	10,455

Total current liabilities	17,484	21,385

Long term deferred revenue	3,358	3,918
Long term liability	1,706	1,714

Total liabilities	22,548	27,017

Common stock	28	28
Additional paid-in capital	1,762,288	1,759,520
Accumulated deficit	(1,122,699)	(1,116,160)
Other equity	242	615

Total stockholders’ equity	639,859	644,003

Total Liabilities and Stockholders’ Equity	$662,407	$671,020

Sycamore Networks, Inc.

Unaudited Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended
	October 30,	October 24,
	2010	2009

Revenue	$11,709	$15,624
Cost of revenue	6,885	7,847

Gross profit	4,824	7,777

Operating expenses:
Research and development	7,311	8,672
Sales and marketing	2,600	2,585
General and administrative	2,126	2,308
Restructuring expense	—	5,228
Asset impairment	—	1,076

Total operating expenses	12,037	19,869

Loss from operations	(7,213)	(12,092)

Interest and other income, net	768	1,820

Loss before income taxes	(6,445)	(10,272)
Income tax expense	94	120

Net loss	$(6,539)	$(10,392)

Net loss per share:
Basic	$(0.23)	$(0.37)
Diluted	$(0.23)	$(0.37)

Weighted average shares outstanding:
Basic	28,451	28,417
Diluted	28,451	28,417

Common share and per share data for all periods presented have been adjusted to give effect to the December 21, 2009 1-for-10 reverse stock split.

Sycamore Networks, Inc.

Unaudited Non-GAAP Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended
	October 30,	October 24,
	2010	2009

Revenue	$11,709	$15,624
Cost of revenue	6,466	7,645

Gross profit	5,243	7,979

Operating expenses:
Research and development	7,164	8,348
Sales and marketing	2,431	2,373
General and administrative	1,978	2,139

Total operating expenses	11,573	12,860

Loss from operations	(6,330)	(4,881)

Interest and other income, net	768	1,820

Loss before income taxes	(5,562)	(3,061)
Income tax expense	94	120

Net loss	$(5,656)	$(3,181)

Net loss per share:
Basic	$(0.20)	$(0.11)
Diluted	$(0.20)	$(0.11)

Weighted average shares outstanding:
Basic	28,451	28,417
Diluted	28,451	28,417

Common share and per share data for all periods presented have been adjusted to give effect to the December 21, 2009 1-for-10 reverse stock split.

Sycamore Networks, Inc.

Reconciliation of GAAP to Non-GAAP Net Loss

(in thousands, except per share data)

	Three Months Ended
	October 30,	October 24,
	2010	2009

GAAP net loss	$(6,539)	$(10,392)

Stock-based compensation expense:
Cost of revenue	80	125
Research and development	147	324
Sales and marketing	169	212
General and administrative	148	169

Total stock based compensation expense	544	830
Asset impairment charge:
Operating expense	—	1,076
Restructuring and other asset impairments:
Operating expense	—	5,228
Cost of revenue	339	77

Non-GAAP net loss	$(5,656)	$(3,181)